LIMITED POWER OF ATTORNEY FOR
SEC, EDGAR AND SECTION 16 REPORTING PURPOSES

I hereby appoint each of Anthony J. Salerno, Jr., Julie Mahaney, Kevin F.
Barnett, Kaitlin Humble, and any Corporate Secretary or Assistant Corporate
Secretary of The Hartford Insurance Group, Inc. (the Company), as my true and lawful attorney in fact, to act on my behalf for the limited purposes set forth below. Each attorney in fact may act individually, with full power of substitution and resubstitution solely as expressly provided below, and shall have the following powers:
1.	Obtain EDGAR Credentials. To prepare, execute and submit on my behalf a Form
ID and any other documents necessary or appropriate to obtain codes, passwords or other credentials enabling me to make electronic filings with the U.S.
Securities and Exchange Commission (SEC), including filings required under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange
Act), and to enroll me in the EDGAR Next filing system;
2.	Manage EDGAR Account. To act as an account administrator or otherwise manage my EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities;
  (ii) maintaining account security; (iii) ensuring the accuracy of information on my EDGAR account dashboard; and (iv) taking any other action contemplated by
Rule 10 of Regulation S-T;
3.	Delegate Authority. To designate, authorize, remove and replace Tracy S.
Michaud, Barbara LeClair and any other employees of the Company that any such attorney in fact deems necessary or appropriate, as account administrators, technical administrators, account users or delegated entities for purposes of managing my EDGAR account and making filings on my behalf;
4.	File Reports. To execute for me, in my capacity as a director of the Company,
  Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act and related rules and regulations, and, if applicable, Forms
144 in accordance with Rule 144 under the Securities Act of 1933, as amended
(the Securities Act);
5.	Obtain Information. To obtain, as my representative and on my behalf, information regarding transactions in Company securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such third party to release such information to attorneys in fact;
6.	Perform Necessary Acts. To perform any and all acts that may be necessary or desirable to prepare, complete, execute and timely file any such form, amendment or related reports with the SEC, the New York Stock Exchange or any other stock exchange or similar authority; and
7.	Take Related Actions. To take any other action in connection with the foregoing that any such attorney in fact believes, in their sole discretion, to be necessary, advisable, in my best interest or legally required.
	I acknowledge that: (a) these attorneys in fact are serving in such capacity at my request; (b) each such attorney in fact may act in his or her discretion on information provided to such attorney in fact without independent verification; (c) any documents prepared and/or executed by any attorney in fact on my behalf pursuant to this Limited Power of Attorney will be in the form and contain the information that he or she, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney in fact assumes (i) any liability for my responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of mine for any failure to comply with such requirements or (iii) any obligation or liability of mine for profit disgorgement under Section 16(b) of the Exchange Act; and (e)
this Limited Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act and Rule 144 under the Securities Act, if applicable.
	This Limited Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 or 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to the Company or to any one of the attorneys in fact named above.

	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of the date indicated below.

By   /s/James Yanosy
Name:  James Yanosy
Date:  October 20, 2026